UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2013

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HATTERAS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

__________________________________

Maryland	001-34030	26-1141886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Oakwood Drive
Suite 340
Winston Salem, North Carolina 27103
(Address of principal executive offices)

Registrant's telephone number, including area code:  (336) 760-9331

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 26, 2013, Hatteras Financial Corp. (the “Company”) announced the retirement of William H. Gibbs, Jr., the Company’s Executive Vice President and Co-Chief Investment Officer, effective September 30, 2013.

In addition, on June 26, 2013, the Company and Mr. Gibbs entered into a consulting agreement with a three-year term.  Pursuant to the consulting agreement, Mr. Gibbs may provide certain consulting services relating to the Company’s portfolio management of agency securities.  In addition, pursuant to the consulting agreement and the amended restricted stock agreements between the Company and Mr. Gibbs, unvested restricted stock held by Mr. Gibbs will continue to vest over time, subject to a non-competition clause with the Company.

Effective September 30, 2013, Frederick J. Boos II, the Company’s Executive Vice President and Co-Chief Investment Officer since 2007, will become the sole Chief Investment Officer of the Company and the Company’s manager, Atlantic Capital Advisors LLC (“ACA”).  Since March 2006, Mr. Boos has also been the Executive Vice President and Co-Chief Investment Officer of ACM Financial Trust (“ACM”), a privately-held mortgage REIT advised by ACA.

ITEM 7.01.  REGULATION FD DISCLOSURE.

On June 26, 2013, the Company issued a press release announcing the retirement of William H. Gibbs, Jr., the Company’s Executive Vice President and Co-Chief Investment Officer, effective September 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated June 26, 2013

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

Dated: June 26, 2013	BY:	/s/	KENNETH A. STEELE
Kenneth A. Steele
Chief Financial Officer, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 26, 2013